UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal St., Suite 1400 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

303-301-3271

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred stock purchase rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	REGULATION FD DISCLOSURE

On April 1, 2021, Gogo Inc. (the “Company”) issued a press release announcing that it had commenced a refinancing process. In connection with its upcoming discussions with potential lenders in such refinancing transaction, the Company is furnishing the below information:

•	During the period of 2018-2020, more than 95% of the Company’s service revenue was subscription based.

•

During the period of 2017-2020, the Company experienced monthly aircraft churn of approximately 0.5%. The Company defines “aircraft churn” as the difference between ATG aircraft online at the end of a period and the ATG aircraft online at the beginning of a period (excluding new activations), divided by the prior year end of period ATG aircraft online, divided by 12.

•	In 2020, the average per sale price of the Company’s ATG connectivity equipment was $68,000.

•

As part of the Company’s long-term revenue target of at least 10% compounded annual revenue growth from 2020 to 2025, the Company targets approximately 8% aircraft online growth and approximately 3% average service revenue per unit online growth over such period.

Non-GAAP Financial Measures

This Form 8-K includes financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). The presentation of non-GAAP measures such as, but not limited to “Adjusted EBITDA”, “Preliminary Credit Agreement Adjusted EBITDA”, “Service Profitability”, “Equipment Profitability”, “net debt” and “Adjusted EBITDA margin”, provide investors with an alternative method for assessing the Company’s operating results in a manner that enables them to more thoroughly evaluate the Company’s performance. These non-GAAP measures provide a baseline for assessing the Company’s future earnings expectations. Certain of the adjustments used to calculate each of these measures are based on preliminary assumptions and estimates that are believed to be reasonable in nature but that may prove to be incorrect. Actual results may differ materially. The calculations of non-GAAP financial measures are not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Preliminary Credit Agreement Adjusted EBITDA is being presented in this report because the Company expects prospective lenders to utilize the metric for purposes of evaluating certain covenant measures to be included in a potential future credit agreement. Preliminary Credit Agreement Adjusted EBITDA, as ultimately reflected in such future potential credit agreement, is expected to be calculated on a four-quarter trailing basis, which may or may not involve annualizing results of one or more of such quarters in lieu of actual results, and to reflect Adjusted EBITDA, further adjusted for (i) certain costs and other results that are not believed to be indicative of the Company’s go-forward business and (ii) the impact of potential projected long-term operating expectations. The adjustments to, and calculation of, Preliminary Credit Agreement Adjusted EBITDA set forth herein are for reference purposes only and may not represent the total amount that would be ultimately calculated or applied under such potential future credit agreement. There can be no assurance that the actual definition of Preliminary Credit Agreement Adjusted EBITDA will match the definition as presented herein, or that the Company will be able to enter into any such potential future credit agreement.

Gogo Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in millions, except percentages)

(unaudited)

	2018	2019	LTM 9/30/20	2020	Q4 2020
GAAP net loss (A)	$(162)	$(146)	$(273)	$(250)	$1
Income tax provision	(3)	1	—	—	—
Interest income	(4)	(4)	(1)	(1)	—
Interest expense	123	130	125	126	32
Depreciation & amortization	14	17	15	14	4
EBITDA	$(32)	$(2)	$(135)	$(111)	$37
Stock-based compensation expense	9	9	10	8	—
Loss on extinguishment of debt	20	58	—	—	—
Loss from discontinued operations (B)	109	58	240	202	(17)
Adjusted EBITDA	$105	$122	$115	$98	$19
% Margin	36%	39%	41%	36%	24%
Less: Capex	(11)	(6)	(8)	(9)	(3)
% Revenue	4%	2%	3%	3%	4%
Adjusted EBITDA - Capex	$95	$115	$108	$89	$16
% Conversion (1)	90%	95%	94%	91%	84%
Memo: GAAP net loss from continuing operations (A+B)	$(52)	$(88)	$(33)	$(49)	$(16)

(1)	Conversion % = (Adj. EBITDA – Capex) / Adj. EBITDA

	Q4 2020	Q4 2020 Annualized
Adjusted EBITDA	$19	$77
Full year accrual of employee cash bonus less run-rate bonus expense (1)	8	$33
5G related external project costs (opex) (2)	2	7
Excess & obsolete inventory reserve (3)	2	8
Reinstatement of COVID salary reductions (4)	(0)	(2)
Adjustments related to equipment revenue and profitability (5)	(2)	(8)
Non-indicative items (sub-total)	$10	$39
CA sale unrealized run-rate G&A savings (6)	3	10
Equipment shipments not on line (7)	2	9
Units online at 12/31/20 (8)	1	3
Projected long-term operating expectation (sub-total)	$6	$22
Credit Agreement Adjusted EBITDA	$35	$138
Capital expenditures	($3)	($11)
Non-indicative Q4 2020 items: 5G related external project costs (capex) (9)	1	3
Credit Agreement Adjusted EBITDA – Normalized Capex	$33	$130
% Conversion (10)	94%	94%

(1)	Reflects adjusting Q4 employee cash bonus expense to a quarterly amount vs. full year impact (due to temporary suspension of bonuses in COVID impacted quarters and Q3 treatment of bonus as stock)
(2)	Reflects 5G related network deployment and Engineering Design & Development (ED&D) operating expenses, the majority of which are expected to no longer be incurred after 2022
(3)	Reflects the difference between the inventory reserve taken in Q4 2020 ($2.6 million) as compared to the average of quarterly inventory reserves taken in 2018-2020 ($0.6 million)
(4)	Reflects adjustments for salary reductions due to COVID that were reinstated effective 1/1/21
(5)	Reflects adjustment for unusually high equipment profitability in Q4 2020 due to increased equipment revenue
(6)	Reflects $10 million of expected run-rate G&A savings as a result of the CA sale, which are expected to be realized by 2022
(7)	Reflects expected revenue for shipments of equipment that were not yet online as of 12/31/20
(8)	Reflects expected revenue impact assuming that all units online as of 12/31/20 were online as of 10/1/20
(9)	Reflects 5G related network deployment and ED&D capital expenditures, which are expected to no longer be incurred after 2023
(10)	Conversion % = (Adj. EBITDA – Capex) / Adj. EBITDA

	2018	2019	2020
Service revenue	$196	$222	$212
Equipment revenue	94	87	58
Total revenue	$290	$309	$270
% Growth	21%	6%	(13%)
Less: Cost of service revenue (1)	(37)	(42)	(45)
Less: Cost of equipment revenue (1)	(55)	(52)	(39)
Service Profitability	$159	$180	$167
% Margin	81%	81%	79%
Equipment profitability	38	35	18
% Margin	41%	41%	32%
Total profitability	$198	$215	$185
% Margin	68%	70%	69%
Adjusted EBITDA	$105	$122	$98
% Margin	36%	39%	36%
Less: Capex	(11)	(6)	(9)
Adjusted EBITDA – Capex	$95	$115	$89
% Conversion	90%	95%	91%

(1)	Excludes depreciation and amortization

Current
2024 Senior Secured Notes	$975
2022 Convertible Notes (1)	104
ABL Credit Facility	—
Gross debt	$1,079
Less: Cash and cash equivalents (2)	(445)
Net debt	$634
Q4’20 LQA Credit Agreement Adjusted EBITDA	138
Net leverage ratio	4.6x

(1)	Assumes closing of GTCR exchange of its 2022 Convertible Notes
(2)	Estimated as of April 30, 2021

Cautionary Note Regarding Forward-Looking Statements

Certain disclosures in this Form 8-K include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our business outlook, industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: our ability to successfully complete our proposed refinancing transaction; our ability to attract and retain customers and generate revenue from the provision of our connectivity services; our reliance on our key OEMs and dealers for equipment sales; our ability to compete effectively with other current or future providers of in-flight connectivity services and other products and services that we offer, including on the basis of price and performance; the impact of the COVID-19 pandemic and the measures implemented to combat it; our ability to evaluate or pursue strategic opportunities; our reliance on third parties for equipment and services; our ability to recruit, train and retain highly skilled employees; the achievement of the anticipated benefits of the sale of the CA business or our ability to operate as a standalone business; the impact of adverse economic conditions; our ability to develop and deploy our next generation ATG technology; a revocation of, or reduction in, our right to use licensed spectrum, the availability of other air-to-ground spectrum to a competitor or the repurposing by a competitor of other spectrum for air-to-ground use; our use of open source software and licenses; the availability of additional ATG spectrum in the United States or internationally; the effects of service interruptions or delays, technology failures and equipment failures or malfunctions arising from defects or errors in our software or defects in or damage to our equipment; the impact of assertions by third parties of infringement, misappropriation or other violations; our ability to innovate and provide products and services; the impact of government regulation of the internet; our possession and use of personal information; the extent of expenses or liabilities resulting from litigation; our ability to protect our intellectual property; our substantial indebtedness, limitations and restrictions in the agreements governing our current and future indebtedness and our ability to service our indebtedness; our ability to obtain additional financing for operations, or financing intended to refinance our existing indebtedness on acceptable terms or at all; fluctuations in our operating results; the utilization of our tax losses; and other events beyond our control that may result in unexpected adverse operating results.

Additional information concerning these and other factors can be found under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission (“SEC”) on March 11, 2021.

Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this report ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The information in this Item 7.01 of Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Barry Rowan
Barry Rowan Chief Financial Officer

Date: April 6, 2021